Momentus "Go for Launch" for First Vigoride Mission Vigoride Orbital Transfer Vehicle Integrated on SpaceX Falcon 9 Launch Vehicle SAN JOSE, Calif.--(BUSINESS WIRE)--Momentus Inc. (NASDAQ: MNTS), a U.S. commercial space company that plans to offer transportation and other in-space infrastructure services, today announced that it has completed the integration of its Vigoride Orbital Transfer Vehicle and customer payloads on the SpaceX Falcon 9 launch vehicle that will be used for the Transporter-5 mission targeted for launch this month. Momentus recently announced that it has received all the government licenses and approvals from the Federal Aviation Administration, Federal Communications Commission, and the National Oceanic and Atmospheric Administration required for its inaugural launch. "We thank SpaceX for the partnership and cooperation they are providing to support our inaugural Vigoride launch," said Momentus Chief Executive Officer John Rood. "Backbone infrastructure services, like what Momentus intends to offer using Vigoride, can enable better access to space and more dynamic use of the space environment. Our first flight will be one step of many as we look to develop a suite of in-space infrastructure and transportation services to meet the demands of the growing space economy." Momentus' first mission will last up to 180 days. While in orbit, Vigoride will deploy customer payloads and then be put through rigorous tests to push and understand the performance parameters of the vehicle. The mission's primary goals are to test the vehicle, learn from any issues that are encountered, and incorporate lessons learned into future Vigoride spacecraft. In addition to Vigoride, Momentus has purchased a second port on the SpaceX Transporter-5 mission to carry a third-party deployer system with customer payloads. This deployer system allows Momentus to explore other ways to respond to customers' varying needs for orbital delivery services. The deployer is also fully integrated into the Falcon 9 vehicle and ready for flight. “Spaceflight demands the best of technology, and of people,” said Colonel Chris Hadfield, astronaut and Momentus board member. “The superb team at Momentus are excited for this launch, and after extensive design, build and preparation, supremely ready to start testing Vigoride in space.” About Momentus Momentus is a U.S. commercial space company that plans to offer in-space infrastructure services, including in-space transportation, hosted payloads and in-orbit services. Momentus believes it can make new ways of operating in space possible with its planned in-space transfer and service vehicles that will be powered by an innovative water plasma-based propulsion system that is under development. The Company anticipates flying its first Vigoride vehicle to Low Earth Orbit on a third-party launch provider as early as May 2022. Forward-Looking Statements

This press release contains certain statements which may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements regarding Momentus or its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, and are not guarantees of future performance. Because forward- looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of Momentus’ control. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to risks and uncertainties included under the heading “Risk Factors” in the Annual Report on Form 10-K filed by the Company on March 9, 2022, as such factors may be updated from time to time in our other filings with the Securities and Exchange Commission (the "SEC"), accessible on the SEC’s website at www.sec.gov and the Investor Relations section of our website at investors.momentus.space. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Contacts Investors Darryl Genovesi at investors@momentus.space Media Jessica Pieczonka at press@momentus.space